2250  West  14th  Street
Tempe,  AZ  85281
480.752.5000
480.752.5013  -  Investor  Relations
480.752.5010  -  Fax
www.iis.com



                               [GRAPHIC  OMITED]




For  Immediate  Release

                   IIS REPORTS RESULTS FOR THIRD QUARTER 2003

Tempe, AZ (November 14, 2003) - Integrated Information Systems, Inc. ("IIS") (OTCBB: IISX), a leading provider of secure integrated information solutions, today announced results for its third quarter ended September 30, 2003.

For the third quarter of 2003, IIS reported a net loss of $931,000, or ($0.26) per share, compared to net loss of $924,000, or ($0.26) per share, for the second quarter ended June 30, 2003. Revenue for the third quarter was $2.2 million, compared to revenue of $2.1 million for the second quarter of 2003. The net loss of $931,000 in the third quarter of 2003 included $128,000 in depreciation and amortization costs and $146,000 in interest expense.

"With PC sales improving and other leading indicators showing positive signs in the economy, we believe that the information technology sector is beginning to recover. As organizations attempt to achieve a trustworthy platform for inter-organizational integration, our 'clean-up-the-internet' and security initiatives will be among the leading solutions that customers invest in as the economy continues to improve. We expect that, based upon our current initiatives, the fourth quarter of 2003 may bring another improvement in our quarterly results and that we will see significant building momentum in the first quarter of 2004. Additionally, we are confident that we have adequate financing to continue to execute on our plans," said Jim Garvey, Chairman, Chief Executive Officer and President of IIS.

During the third quarter, IIS began aggressively leveraging its strengths in security consulting to catch a hot new technology wave involved with cleaning up the internet. Patch Management is one of the most highly publicized topics in information security today and IIS has one of the most comprehensive and leading Patch Management Automation solutions available, along with deep expertise in the implementation of the products involved and the associated information technology security consulting services. This differentiation has helped erect a competitive advantage for IIS among its peers and the result is expected to be increasing demand for IIS' services in the months ahead.

IIS today is also touching more clients in more markets. The company is creating a national channel to sell solutions that will help clients clean up their networks and is also positioning itself to be the best channel and consulting partner for niche high growth, best of breed, security-related products. The initial focus is on selling highly sought after Patch Management solutions, addressing severe needs in this area with customers, along with other complementary anti - SPAM and Secure Identity Management solutions. In addition to IIS' existing focused sales activity in Denver, Madison, Milwaukee, Phoenix, and Portland, the company's highly leveraged sales model now includes the Atlanta, Boston, Chicago, Dallas, Houston, Los Angeles, Minneapolis, San Francisco, Seattle and Tucson regions. These expanded sales activities are expected to yield increased sales volume and revenues. IIS has also formalized several alliance partnerships with software distributors and hardware manufacturers to help increase sales volume even further. Additionally, IIS has embarked on an initiative to provide training to all its professionals selling security products and services, requiring the completion of Certified Information Systems Security Professional (CISSP) training and related competency tests while also developing an IIS internal security certification for its professionals that are focused on application development.

"We have seen incredible demand in some must-have areas like Patch Management Automation," continued Jim Garvey. "IIS is an early leader in this market space in understanding how to help organizations quickly put a patch management process in place that is highly automated and easy to use on complex networks. Additionally, since thousands of vulnerabilities have been discovered in all types of applications and operating systems, it's critical that all organizations first remediate their networks and attain a secure baseline. Just rolling out the latest high visibility patch does not guarantee that your network is secure. 99% of exploits on the internet take advantage of known vulnerabilities. Organizations are being forced through fiduciary duties to apply patches as they come out. We expect 'patch compliance' to evolve into an external audit expectation by regulatory agents. Shareholders, customers, employees, insurance companies and financers can all be negatively impacted

                                    - more -

IIS  Reports  Results  for  Third  Quarter  2003
Page  Two


by a security intrusion. Its simply going to be unacceptable for managers and executives to knowingly leave known network vulnerabilities wide open, allowing their constituent's private information to be exposed to potential exploits and risking productivity hindering work interruptions, information destruction, and potentially millions of dollars in direct and incidental damages."

IIS is leveraging its unique Patch Management solution as a way to sell other solutions from its Services Portfolio - Microsoft, Novell, Citrix, application development, and security. Many clients have benefited from seminars, discovery workshops, assessments or implementations related to one of IIS' Services Portfolio solutions in recent months. Some of the clients IIS worked with in the third quarter include: ADP, ADT Security Systems, Allstate Insurance Company, AnchorBank, Apar Infotech Corporation, ASAP Software, Association of Wisconsin School Administrators, Benson Industries, Blair Corporation, Boise Cascade, Cadence Management, City of Fitchburg, City of Phoenix, City of Waukesha, Cox Communications, CreditNet Communications, CUNA Mutual Group, Hewlett Packard, Hollywood Entertainment, Humanities & Science Institute, International Sign Association, Johnson Controls, Johnsonville Sausage, Kenosha County, Kraft Foods, Madison Area Technical College, Magna Publications, Maricopa County Regional School District, Marshall Erdman, Milwaukee Area Technical College, Monaco Coach Corporation, Monona State Bank, National Safety Council, New Technologies, Inc., Novell Corporation, P&H Mining, Peak Fulfillment, Premice One, ProHealth Care, Rapid City Medical Center, Reynolds
Transfer & Storage, Rock Source, Steelscape, Summit Information Systems, Teacher's Pal, TotalTix, Traffic Safety Consultants, TransCore, TriWest HealthCare Alliance, Waukesha County Technical College, Welch Allyn Protocol, and Wisconsin Department of Electronic Government. Detailed information on the IIS Services Portfolio can be found at www.iis.com/serviceportfolio and detailed information about the IIS Patch Management solution can be found at www.iis.com/what/patch_management.htm.

ABOUT  IIS

Integrated Information SystemsTM is a leading provider of secure integrated information solutions. IIS specializes in securely optimizing, enhancing and extending information applications and networks to serve employees, partners, customers and suppliers. IIS' new technology solutions help organizations "do more with less." Founded in 1988, IIS has operations based in Denver; Madison; Milwaukee; Phoenix; Portland, Oregon.

For more information on Integrated Information Systems, please visit our web site: WWW.IIS.COM.

CAUTIONARY  STATEMENT
This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "expect," "may," "anticipate," "intend," "would," "will," "plan," "believe," "estimate," "should," and similar expressions identify forward-looking statements. Forward-looking statements in this press release include statements concerning improving economic indicators, the expectation of recovery and growth in the IT sector, the expectation that "clean up the internet" and security initiatives will among the leading solutions that clients invest in, that the company will see improved results in the fourth quarter of 2003 and in the first quarter of 2004 and in future periods, that the company will have adequate financing available to it to execute its plans, that its patch management offerings will give the company a competitive advantage and result in increased demand and sales, that the company will become the best channel and consulting partner for security related products, that the company's expanded sales activities and geographic reach will yield increased sales volumes and revenue, that the company's alliances with software and hardware distributors and manufacturers will result in increased sales volume, that there will be a significant growth in demand for patch management solutions through legal duties or regulatory initiatives and that this growth will result in increased operating results for the company, and expectations of improvements in our quarterly revenues and earnings in future periods. These forward-looking statements involve a number of risks and uncertainties which could cause actual events to differ materially from those indicated by such forward-looking statements and cause the company's stock price to further decline. Such factors include, without limitation, the ability to operate on existing financing commitments, obtain additional capital on terms favorable to the company, if at all, renegotiate or settle obligations on terms favorable to the company, the expected impact of, and the ability of the company to execute, its business plan and the introduction of service offerings around new technology, lower demand for the company's services, continued declines or stagnation in the IT sector, the incurrence of unexpected costs, unfavorable outcome of litigation, expenses and liabilities by IIS resulting from recent and future transactions, including debt service and the ability of the company to stay at the forefront of technological changes. Factors identified in documents filed by IIS with the Securities and Exchange Commission and in other public statements, including those set forth under the caption "Factors That May Affect Future Results and Our Stock Price" in the company's Form 10-K for the year ended 12/31/02 and in the Form 10-Q for the quarter ended 09/30/03, as well as future economic and other conditions both generally and in our specific geographic and vertical services markets, could negatively impact our results of operations and financial condition and cause actual results to vary from those expressed by the forward-looking statements in this press release.

                                      # # #
CONTACT:
Jim  Garvey
Chairman,  CEO  and  President
Integrated  Information  Systems,  Inc.
480.752.5013

               INTEGRATED INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (In thousands, except share amounts)




                                                                                      SEPTEMBER 30,    DECEMBER 31,
                                                                                          2003            2002
                                                                                              (Unaudited)
                                                                                      -------------   --------------
ASSETS
Current assets:
 Cash and cash equivalents                                                            $           29   $       1,145
 Restricted cash                                                                                 194             835
 Accounts receivable, net-factored with recourse                                               1,079           2,153
 Unbilled revenues on contracts                                                                   69             105
 Prepaid expenses and other current assets                                                       145             177
                                                                                      ---------------  --------------
   Total current assets                                                                        1,516           4,415
 Property and equipment, net                                                                   1,153           3,055
 Goodwill                                                                                      5,240           5,080
 Other assets                                                                                    493             730
                                                                                      ---------------  --------------
                                                                                      $        8,402   $      13,280
                                                                                      ===============  ==============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable and accrued expenses                                                $        2,820   $       3,523
 Amount due under revolving line of credit                                                       599               -
 Amounts due under accounts receivable financing                                                 904           2,898
 Current installments of note payable                                                            185             253
 Current installments of capital lease obligations                                                25              43
 Deferred revenues on contracts                                                                  197             270
 Other current liabilities                                                                       245             216
                                                                                      ---------------  --------------
   Total current liabilities                                                                   4,975           7,203
 Capital lease obligations, less current installments                                              -              16
 Note payable to bank                                                                          5,047           4,481
 Other liabilities                                                                               151             979
                                                                                      ---------------  --------------
   Total liabilities                                                                          10,173          12,679
                                                                                      ---------------  --------------
Commitments and contingencies (notes 2, 10, 11, 16)
Stockholders' equity:
 Preferred stock, $.001 par value 5,000,000 shares authorized and
   100,000 issued and outstanding at September 30, 2003                                            -               -
 Common Stock, $.001 par value; authorized 15,000,000 shares; issued and outstanding 3,580,151 and 3,480,151 shares at September 30, 2003
 and December 31, 2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               4               3
 Additional paid-in capital                                                                   95,758          94,561
 Accumulated deficit                                                                         (92,220)        (88,650)
 Accumulated other comprehensive loss                                                            (31)            (31)
                                                                                      ---------------  --------------
                                                                                               3,511           5,883
Treasury stock, at cost, 990,360 shares at September 30, 2003 and December 31, 2002           (5,282)         (5,282)
                                                                                      ---------------  --------------
   Total stockholders' equity (Deficit)                                                       (1,771)            601
                                                                                      ---------------  --------------
                                                                                      $        8,402   $      13,280
                                                                                      ===============  ==============

INTEGRATED  INFORMATION  SYSTEMS,  INC.  AND  SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)






                                                          THREE MONTHS ENDED       NINE MONTHS ENDED
                                                             SEPTEMBER 30,            SEPTEMBER 30,
                                                          --------------------  ---------------------
                                                             2003        2002      2003       2002
                                                          -----------  -------  -----------  --------
                                                               (Unaudited)            (Unaudited)
Revenues . . . . . . . . . . . . . . . . . . . . . . . .  $    2,174   $   4,491   $ 7,213   $ 19,887
Cost of revenues                                              (1,795)     (3,208)   (5,482)   (14,849)
                                                          -----------  ----------  --------  ---------
Gross profit                                                     379       1,283     1,731      5,038
                                                          -----------  ----------  --------  ---------
Operating expenses:
Selling and marketing                                            514         912     1,678      2,682
General and administrative                                       620       2,200     4,047     11,092
Asset impairments and restructuring charges                        -      (2,773)      (31)       111
Gain on settlement of lease termination
 agreement and other liabilities . . . . . . . . . . . .           -           -      (862)         -
                                                          -----------  ----------  --------  ---------
Total operating expenses . . . . . . . . . . . . . . . .       1,134         339     4,832     13,885
                                                          -----------  ----------  --------  ---------
Income (Loss) from operations. . . . . . . . . . . . . .        (755)        944    (3,101)    (8,847)
Interest and other income. . . . . . . . . . . . . . . .           -          13         2         68
Interest expense . . . . . . . . . . . . . . . . . . . .        (146)        (44)     (471)      (275)
                                                          -----------  ----------  --------  ---------
Income (Loss) before cumulative effect of a
 change in accounting principle. . . . . . . . . . . . .        (901)        913    (3,570)    (9,054)
Cumulative effect of a change in accounting principle. .           -      (3,187)        -     (3,187)
                                                          -----------  ----------  --------  ---------
Net loss before preferred stock dividends. . . . . . . .        (901)     (2,274)   (3,570)   (12,241)
Preferred stock dividends. . . . . . . . . . . . . . . .          30           -        62          -
                                                          -----------  ----------  --------
 Net loss attributable to common shareholders. . . . . .  $     (931)  $  (2,274)  $(3,632)  $(12,241)
                                                          ===========  ==========  ========  =========
Loss per share:
Loss before cumulative effect of a change in accounting
 principle attributable to common shareholders . . . . .  $     (.26)  $     .28   $ (1.02)  $  (2.74)
Cumulative effect of a change in accounting principle. .           -        (.96)        -       (.96)
                                                          -----------  ----------  --------  ---------
Loss per share, basic and diluted. . . . . . . . . . . .  $     (.26)  $    (.69)  $ (1.02)  $  (3.70)
                                                          ===========  ==========  ========  =========
Weighted average common shares outstanding . . . . . . .       3,580       3,310     3,544      3,310
                                                          ===========  ==========  ========  =========